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                                                                    EXHIBIT 10-M


                             CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 1st day of January, 1995, by and between Martin A. Nassif ("Nassif"), and Bindley Western Industries, Inc., an Indiana corporation ("BWI"), and Priority Healthcare Corporation, an Indiana corporation wholly owned by BWI ("PHC") (BWI and PHC are sometimes collectively referred to herein as the "Company");

                                   Recitals
                                   --------

     1. Concurrently with the execution of this Agreement, the Company closed the purchase of all of the capital stock of IV-1, Inc. (which, together with its wholly owned subsidiaries, IV-One Services, Inc. and National Pharmacy Providers, Inc., are referred to collectively herein as the "IV-One Companies") pursuant to a Stock Purchase Agreement (the "Acquisition Agreement").

     2. Immediately prior to the consummation of the Acquisition Agreement, Nassif was a principal advisor to the IV-One Companies.

     3. Nassif is, and will continue to be, knowledgeable concerning the business of the IV-One Companies and through years of experience has gained valuable knowledge and expertise in the pharmaceutical and health care businesses.

     4. The Company desires to retain Nassif as a consultant to PHC and Nassif desires to be so retained, upon the terms and conditions set forth in this Agreement.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained herein and the consummation of the Acquisition Agreement, the parties hereto agree as follows:

                                   SECTION 1
                                   ---------

                                     Term
                                     ----

     Section 1.1. Term. The term ("Term") of this Agreement shall commence on January 1, 1995, and shall continue to and including December 31, 1998. At the option of the Company, the Term of this Agreement may be extended for up to two additional 12-month periods, upon written notice to Nassif at least 30 days but not more than 180 days prior to the expiration of the original term or the first additional term, as the case may be.


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                                   SECTION 2
                                   ---------

                              Consulting Services
                              -------------------

     Section 2.1. Creation of the Relationship. Upon the terms of this Agreement, and in recognition of Nassif's extensive experience and expertise, the Company hereby agrees to retain Nassif, and Nassif hereby agrees to be retained by the Company, during the Term of this Agreement and on the terms and conditions set forth herein, in the capacity of a consultant to PHC.

     Section 2.2. Duties of Nassif. During the Term hereof, Nassif agrees to render service to PHC as a consultant from time to time as may be reasonably required by the Company, including but not limited to, advising PHC with respect to all of the business, operations, assets, customers and products of the IV-One Companies and PHC, as well as developing new opportunities for PHC to participate in health care businesses in the United States and creating import and export opportunities. There shall not be a prescribed minimum or maximum number of hours to be devoted by Nassif in fulfillment of Nassif's duties hereunder. Nassif may provide services to PHC under this Agreement from Nassif's home or business location by telephone or in such other manner as is acceptable to Nassif and the Company. During the Term hereof, Nassif shall be reimbursed by the Company for any expenses that are approved in advance by PHC which Nassif may reasonably incur in the performance of Nassif's duties hereunder and which are properly substantiated to the reasonable satisfaction of the Company. The relationship of Nassif to PHC hereunder shall be that of independent contractor and not as employee.


                                   SECTION 3
                                   ---------

                                 Compensation
                                 ------------

     Section 3.1. Regular Compensation. Nassif shall be entitled to a fee of $10,000 per month during the Term of this Agreement, payable in arrears on the last day of each month.

     Section 3.2.  Additional Compensation.
     ------------  ------------------------

          (a) Nassif shall be entitled to receive 3% of the consolidated net earnings of PHC after all charges but before any provision for income taxes ("Pre-Tax Net Profit") for the fiscal years ending December 31, 1995, 1996, 1997 and 1998.

          (b) If the Term of this Agreement is extended at the option of the Company for one or two additional 12-month periods, Nassif shall be entitled to 3% of the Pre-Tax Net Profit of PHC for the fiscal year ending December 31,


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     1999, in the case of one 12-month extension, or for the fiscal years ending
     December 31, 1999 and 2000, in the case of two 12-month extensions.

          (c) The Pre-Tax Net Profit of PHC shall be determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that Pre-Tax Net Profit shall not be charged with any costs of an initial public offering by PHC or any of the IV-One Companies.

          (d) If 3% of the Pre-Tax Net Profit of PHC for the fiscal year ending December 31, 1995, is less than $200,000, Nassif shall still receive a minimum payment of $200,000. To the extent that the amounts paid to Nassif under this Section 3.2 do not aggregate at least $1,000,000 for the four fiscal years ending December 31, 1998, Nassif shall be entitled to an additional amount equal to the difference between $1,000,000 and the amounts otherwise paid to Nassif.

          (e) All amounts owed to Nassif under this Section 3.2 shall be paid within 90 days after the end of the applicable fiscal year or years for which a share of the Pre-Tax Net Profit is due.

          3.3  Payments on Death.  Notwithstanding the provisions of Sections
3.1 and 3.2 of this Agreement, if Nassif dies during the Term of this Agreement, Nassif shall be entitled to the following and only the following compensation, all of which shall be paid according to the regularly scheduled payment dates:

          (a) If Nassif dies in 1995, Nassif shall be entitled to all amounts payable under Sections 3.1 and 3.2 during or with respect to the fiscal years ending December 31, 1995 and 1996; provided, however, if the aggregate amounts so payable under Section 3.2 with respect to the 1995 and 1996 fiscal years is less than an aggregate of $500,000, Nassif shall be entitled to an additional amount equal to the difference between $500,000 and the amounts otherwise paid to Nassif for such years;

          (b) If Nassif dies in 1996, Nassif shall be entitled to all amounts payable under Sections 3.1 and 3.2 during or with respect to the fiscal years ending December 31, 1996 and 1997; provided, however, if the aggregate amounts so payable under Section 3.2 with respect to the 1995, 1996 and 1997 fiscal years is less than an aggregate of $750,000, Nassif shall be entitled to an additional amount equal to the difference between $750,000 and the amounts otherwise paid to Nassif for such years;

          (c) If Nassif dies in 1997 or in 1998, Nassif shall be entitled to all amounts payable under Sections 3.1 and 3.2 during or with respect to the fiscal years ending December 31, 1997 and 1998; provided, however, if the aggregate amounts so payable under Section 3.2 with respect to the 1995, 1996, 1997 and


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     1998 fiscal years is less than an aggregate of $1,000,000, Nassif shall be entitled to an additional amount equal to the difference between $1,000,000 and the amounts otherwise paid to Nassif for such years; and

          (d) If the original term of this Agreement is extended for one or two additional 12-month periods and if Nassif dies during such extended period or periods, Nassif shall be entitled to all amounts payable under Sections
     3.1 and 3.2 during the extended Term of this Agreement.

          Section 3.4. Rights to Acquire PHC Stock. If PHC determines to issue common stock in an initial public offering, PHC shall offer to Nassif (concurrently with any offer to other executives, directors or consultants) the right, at the election of Nassif, to (a) acquire shares of PHC common stock at a price equal to 85% of the initial public offering price, or (b) receive options to acquire shares of common stock of PHC at 100% or the initial public offering price, which options would be for a term of 10 years, would vest over a four-year period and would have such other terms and conditions as set forth in PHC's option plan. The number of shares of PHC common stock under either (a) or (b) above would be equal to the lesser of 50,000 shares or 1% of the outstanding shares of common stock of PHC immediately after the initial public offering.

          Section 3.5. Breach of Non-Competition Agreement. Concurrently with the execution of this Agreement, Nassif is entering into a Non-Competition Agreement with the Company. Notwithstanding any other provisions of this Agreement, if Nassif breaches any of Nassif's obligations under the Non-Competition Agreement and such breach is not cured within 15 days after written notice from the Company, Nassif shall not thereafter be entitled to any compensation or payments under this Agreement and this Agreement shall terminate.


                                   SECTION 4
                                   ---------

                                 Miscellaneous
                                 -------------

          Section 4.1. Benefit and Burden. Nassif acknowledges that the duties of Nassif are unique and personal; accordingly, Nassif may not delegate any of Nassif's duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company. The rights of Nassif under this Agreement shall inure to the benefit of the heirs and legal representatives of Nassif.

          Section 4.2. Nature of Relationship. The relationship of Nassif to PHC hereunder shall be that of an independent contractor, and not as an employee, a partner or joint venturer of the Company for any purpose. Nassif shall not have any right to make contracts or commitments for or on behalf of the Company, or to act in any manner as a representative of the Company, without obtaining the written consent of the Chief Executive Officer of BWI.


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     Section 4.3. Notices. Any notices to be given hereunder shall be deemed sufficiently given when in writing and when (a) actually served on the party to be notified, or (b) deposited in a receptacle of the United States mail, certified or registered, postage prepaid, addressed appropriately as follows:

          If to Company at:

               Bindley Western Industries, Inc.
               10333 N. Meridian Street
               Indianapolis, IN  46290
               Attention:  Executive Vice President and
                             General Counsel

          If to Nassif at:

               1129 Brownshire Court
               Longwood, FL  32779

Such addresses may be changed by any party by written advice given pursuant to this Section.

     Section 4.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     Section 4.5. No Waiver. No failure on the part of any party at any time to require the performance by any other party of any term of this Agreement shall be taken or held to be a waiver of such term or in any way affect such parties' right to enforce such term, and no waiver on the part of any party of any term of this Agreement shall be deemed a continuing waiver or a waiver of any other term hereof or the breach thereof.

     Section 4.6. Modifications. This Agreement may not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

     Section 4.7. Captions. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

     Section 4.8.  Arbitration and Counsel Fees.

          (a) Notwithstanding any other provision of this Agreement to the contrary, the parties hereto agree that any and all disputes with respect to the provisions of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator appointed pursuant to such Rules, and judgment upon the award


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rendered by such arbitrator may be entered in any court having jurisdiction.
Such arbitrator shall not have the authority or power to reform, alter, amend or modify any of the terms or conditions of this Agreement or to enter an award which reforms, alters, amends or modifies such terms or conditions. The decision of such arbitrator shall be in writing, setting forth both findings of fact and of law, and shall be final and conclusive upon the parties; and no suit at law or in equity based on such dispute, controversy or claim shall be instituted by any party hereto, other than to enforce the award of such arbitrator. Such arbitration shall be conducted in Orlando, Florida, or in such other location as the parties thereto may agree. The arbitrator shall be an existing or former judge of a court of record within the United States or an attorney in good standing admitted to practice for a period of at least ten (10) years within the United States. No arbitration shall involve parties other than the parties hereto and their respective successors and assigns or be in any respect binding with respect to any such other parties.

     (b) The parties to any arbitration arising hereunder shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration and to use and exercise all of the same rights, remedies and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a court of highest jurisdiction in the state where the arbitration is held. The arbitrator shall have the power to enforce said discovery by imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can be or may be imposed in like circumstances in a civil action by a court of highest jurisdiction of the state in which the arbitration is held, except the power to order the arrest or imprisonment of a person.

     (c) In the event of a dispute, the prevailing party shall be entitled to be reimbursed by the nonprevailing party or parties for such prevailing party's reasonable attorney's fees and other expenses, including mediation and arbitration fees.

     (d) The parties agree that as a precondition to the commencement of arbitration by any party, the dispute must be submitted to non-binding mediation with a mediator agreed to by both parties. If the parties cannot agree on a mediator within 14 days from the date of a request for mediation, the dispute will be mediated by a person selected in accordance with the rules of the American Arbitration Association.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              BINDLEY WESTERN INDUSTRIES, INC.


                              By:   /s/ Michael D. McCormick
                                   ---------------------------------------------
                                   EVP and General Counsel


                              PRIORITY HEALTHCARE CORPORATION


                              By:   /s/ Michael D. McCormick
                                   ---------------------------------------------
                                   EVP and General Counsel


                                    /s/ Martin A. Nassif
                                   ---------------------------------------------
                                   Martin A. Nassif


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